EXHIBIT 23.1


          CONSENT OF INDEPENDENT AUDITORS

          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8, No.
          333-      ) pertaining to the Consolidated Cigar Holdings
          Inc. 1995 Stock Option Plan of Consolidated Cigar Holdings Inc. and to the incorporation by reference therein of our report dated January 24, 1996, with respect to the consolidated financial statements and schedules of Consolidated Cigar Holdings Inc. included in the Company's Registration Statement on Form S-1 (No. 333-6891), filed on August 15, 1996, filed with the Securities Exchange Commission.

                                        ERNST & YOUNG LLP

          November 7, 1996
          New York, New York